EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253887 on Form S-8 of our reports dated November 12, 2026 relating to the financial statements of MACOM Technology Solutions Holdings, Inc., and the effectiveness of MACOM Technology Solutions Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended October 2, 2026.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
November 12, 2026